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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K



                                 CURRENT REPORT
     PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934



Date of Report (Date of earliest event reported)        August 27, 1998
                                                -----------------------------



                          LAMINATING TECHNOLOGIES, INC.
             ------------------------------------------------------
             (Exact name of registrant as specified in its charter)



        Delaware                        0-21061                 58-2044990
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(State or other jurisdiction    (Commission File Number)      (IRS Employer
    of incorporation)                                       Identification No.)




                1160 Hightower Trail, Atlanta, Georgia 30350-2910
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                    (Address of principal executive offices)



Registrant's telephone number, including area code          770-518-6010
                                                   ----------------------------

                                 Not Applicable
         --------------------------------------------------------------
         (Former name or former address, if changed since last report.)
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ITEM 5.    OTHER EVENTS


         The Company has been notified by Nasdaq that its Class B warrants, which traded under the symbol LAMTZ, were delisted from the Nasdaq SmallCap Market on August 12, 1998. This action was taken because there are no longer any active market makers registered to trade the securities.

         The Company's common stock, which trades under the symbol LAMT, is also subject to being delisted by Nasdaq due to its continual trading under $1.00 per share. As previously disclosed in its Form 10-KSB filed on June 30, 1998, the Company has been notified by Nasdaq that its stock must maintain a minimum bid price of $1.00 per share for at least 10 consecutive trading days prior to September 11, 1998, or it is subject to being delisted. Such a delisting could have a material adverse effect on the trading market for the Company's common stock.





                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.



                                        LAMINATING TECHNOLOGIES, INC.
                                        ---------------------------------------
                                                (Registrant)






Date:     August 27, 1998               /s/        Michael E. Noonan
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                                        Michael E. Noonan, Chairman, President
                                        & Chief Executive Officer